IMAX CORPORATION
EXHIBIT 32.1
CERTIFICATIONS
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (A) and (B) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Richard L. Gelfond, Chief Executive Officer of IMAX Corporation, a Canadian corporation (the “Company”), hereby certify, to my knowledge, that:
     The Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2011	/s/ Richard L. Gelfond
Richard L. Gelfond
Chief Executive Officer